EXHIBIT 99.1

Resolute Holdings to Move Stock Exchange Listing to NYSE
Ticker symbol to remain “RHLD”

NEW YORK, New York — September 8, 2025 — Resolute Holdings Management, Inc. (Nasdaq: RHLD) (“Resolute Holdings” or the “Company”) today announced that it will transfer the listing of its common stock to the New York Stock Exchange (“NYSE”) from the Nasdaq Stock Market (“Nasdaq”). The common stock will retain their existing stock ticker, RHLD.

Resolute Holdings expects to begin trading on the NYSE on September 23, 2025, on which date Resolute Holdings is expected to ring the Closing Bell. The common stock will continue to trade on Nasdaq until the transfer is complete. Resolute Holdings believes that the transition from Nasdaq to NYSE will provide increased visibility to its investors.

About Resolute Holdings Management, Inc.

Resolute Holdings is an alternative asset management platform led by David Cote and Tom Knott that provides operating management services including the oversight of capital allocation strategy, operational practices, and M&A sourcing and execution at CompoSecure Holdings and other managed businesses in the future. Resolute Holdings brings a differentiated approach to long-term value creation through the systematic deployment of the Resolute Operating System, which will create value at both the underlying managed businesses and at Resolute Holdings. For additional information on Resolute Holdings, please refer to Resolute Holdings’ filings with the U.S. Securities and Exchange Commission or please visit www.resoluteholdings.com.

Forward-Looking Statements

This press release contains forward-looking statements. Statements that are not historical facts, including statements about beliefs, expectations, targets and goals, including with respect to the anticipated timing of delisting from Nasdaq and listing and trading on the NYSE, are forward-looking statements. These statements are based on plans, estimates, expectations and/or goals at the time the statements are made, and readers should not place undue reliance on them. Forward-looking statements can be identified by the use of forward-looking terms such as “may,” “will,” “should,” “expect,” “opportunity,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “target,” “goal,” or “continue,” or the negative of these terms or other comparable terms. Forward-looking statements involve inherent risks and uncertainties and there are a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statements, including, among others, risk factors that are described in the Resolute Holdings’ Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the SEC, including the section entitled “Risk Factors” contained therein. Resolute Holdings cautions that forward-looking statements should not be relied on as predictions of future events, and these statements are not guarantees of performance or results. Forward-looking statements herein speak only as of the date each statement is made. Resolute Holdings undertakes no obligation to update any of these statements in light of new information or future events, except to the extent required by applicable law.

For investor inquiries, please contact:

Resolute Holdings
(212) 256-8405
info@resoluteholdings.com